Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
($ in millions)

CAUTIONARY STATEMENT PURSUANT TO THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Section 27A of the Securities Act of 1933, as amended (“Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), provide a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies. With the exception of historical information, the matters discussed in this Current Report on Form 8-K/A are forward-looking statements and may be identified by the use of words such as “anticipate,” “believe,” “estimate,” “expect,” “intend” “plan,” “project,” “outlook,” and other words and terms of similar meaning. Such statements reflect the registrant’s current view with respect to future events and are subject to certain risks, uncertainties and assumptions. A variety of factors could cause future results to differ materially from the anticipated results expressed in such forward-looking statements. Readers should review Item 1A, Risk Factors, of the registrant’s Annual Report on Form 10-K for the fiscal year ended March 1, 2008, for a description of important factors that could cause future results to differ materially from those contemplated by the forward-looking statements made in this Current Report on Form 8-K/A. In addition, general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on overall profitability, among other things, could cause future results to differ materially from those projected in any such forward-looking statement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The registrant and Best Buy Europe Distributions Limited (“Best Buy Europe”) have different annual and quarterly financial reporting periods. The registrant’s fiscal year ends on the Saturday nearest the end of February, or March 1, 2008 for fiscal 2008, and its first quarter in fiscal 2009 ended May 31, 2008.  The fiscal year for Best Buy Europe ends on the Saturday nearest the end of March, or March 29, 2008 for fiscal 2008, and its first quarter in fiscal 2009 ended June 28, 2008.

The unaudited pro forma condensed combined statements of earnings contained herein give effect to the registrant’s acquisition of Best Buy Europe as if the acquisition had been completed at March 4, 2007 (the beginning of the registrant’s fiscal 2008). The unaudited pro forma condensed combined balance sheet gives effect to the acquisition by the registrant as if the acquisition had occurred on May 31, 2008 (the end of the registrant’s first quarter of fiscal 2009).

For purposes of the unaudited pro forma condensed combined balance sheet contained herein, the registrant’s balance sheet at May 31, 2008, and Best Buy Europe’s balance sheet at June 28, 2008, is combined. The unaudited pro forma condensed combined statement of earnings contained herein for the year ended March 1, 2008 combine the results of operations of the registrant for the year ended March 1, 2008 and the results of operations of Best Buy Europe for the year ended March 29, 2008.  The unaudited pro forma condensed combined statement of earnings contained herein for the three months ended May 31, 2008 combine the results of operations of the registrant for the three months ended May 31, 2008 and the results of operations of Best Buy Europe for the three months ended June 28, 2008.

The unaudited pro forma condensed combined financial information has been prepared from, and should be read in conjunction with, the respective historical consolidated financial statements of the registrant and Best Buy Europe. The registrant’s historical consolidated financial statements for the year ended March 1, 2008, are included in its Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 30, 2008. The registrant’s historical condensed consolidated financial statements for the three months ended May 31, 2008, are included in its Quarterly Report on Form 10-Q filed with the Commission on July 10, 2008.  Best Buy Europe’s consolidated financial statements for the 52 weeks ended March 29, 2008 are included in Exhibit 99.1 herein.  Best Buy Europe’s unaudited interim condensed consolidated financial statements for the 13 weeks ended June 28, 2008 have been prepared by Best Buy Europe management using accounting policies and methods of computation consistent with those set out in Exhibit 99.1 within the financial statement footnotes of the Best Buy Europe Non-Statutory Financial Statements for the 52 weeks ended March 29, 2008. The financial information for Best Buy Europe for the 13 weeks ended June 28, 2008 has not been published and has not been subject to audit or review by the independent auditors of CPW and has been used solely by the registrant herein for purposes of presenting the unaudited interim pro forma condensed combined financial statements.

The preliminary purchase allocation as reflected in the pro forma condensed combined financial information included herein is based upon estimates of the fair value of the Best Buy Europe assets and liabilities acquired at June 28, 2008, the effective date of the acquisition. Management is continuing to assess the fair values of tangible and intangible assets and liabilities acquired. The fair value estimates for the purchase price allocation are preliminary and have been made solely for the purpose of developing the pro forma condensed combined financial information. The registrant expects to finalize the allocation of the purchase price to the assets and liabilities acquired no later than the registrant’s second quarter of fiscal 2010.  See Note 1 in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information for the complete preliminary purchase price allocation details.

The unaudited pro forma condensed combined financial information included herein is presented for illustrative purposes only and is not necessarily intended to represent what the registrant’s financial position or results of operations would have been if the acquisition had occurred on the specified dates nor should the financial information be used to project the registrant’s results of operations for any future period. Since the registrant and Best Buy Europe were not under common control or management for any period presented, the unaudited pro forma condensed combined financial results may not be comparable to, or indicative of, future performance of the registrant or Best Buy Europe.

The unaudited pro forma condensed combined financial information included herein is prepared pursuant to the rules and regulations of the Commission. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) have been condensed or omitted pursuant to these rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial information included herein is prepared using the assumptions described below and in the Notes to Unaudited Pro Forma Condensed Combined Financial Information. The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the acquisition as described in Note 2 of the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information. The unaudited pro forma condensed combined financial information does not include certain costs savings or operating synergies (or costs associated with realizing such savings or synergies) that may result from the acquisition. Amounts preliminarily allocated to goodwill may significantly decrease and amounts preliminarily allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization expense related to acquired intangible assets. Therefore, the actual amounts recorded may differ materially from the information presented in the unaudited pro forma condensed combined financial information included herein.

The historical consolidated financial statements of Best Buy Europe presented in Exhibit 99.1 herein have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board. For purposes of presenting the unaudited pro forma condensed combined financial information included herein, the consolidated income statement and balance sheet of Best Buy Europe have been adjusted to conform to U.S. GAAP as described in Note 2 of the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Information, which includes reclassifications of certain Best Buy Europe items to conform to the registrant’s presentation in accordance to U.S. GAAP. In addition, the historical consolidated financial statements of Best Buy Europe presented in the unaudited pro forma condensed combined financial information are presented to conform with the registrant’s financial statement line-items and captions.

For purposes of presenting the unaudited pro forma condensed combined financial information, the historical consolidated income statement information of Best Buy Europe presented in Exhibit 99.1 herein was translated into U.S. dollars using an exchange rate of £1.00 = $2.008 for the 52 weeks ended March 29, 2008 and for the 13 weeks ended June 28, 2008, using an exchange rate of £1.00 = $1.972.  These exchange rates represent the average exchange rate for each respective period. The historical consolidated balance sheet information of Best Buy Europe at June 28, 2008 was translated into U.S. dollars using an exchange rate of  £1.00 = $1.992, representing the exchange rate on June 30, 2008, the date the transaction closed.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS
($ in millions)

	Best Buy	Best Buy Europe	Pro Forma
	at May 31, 2008	at June 28, 2008	Adjustments		Combined
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$1,475	$219	$(1,111)	A	$583
Short-term investments	68	4	—		72
Receivables	533	1,283	(97)	B	1,719
Merchandise inventories	5,005	543	—		5,548
Other current assets	652	123	—		775
Total current assets	7,733	2,172	(1,208)		8,697

PROPERTY AND EQUIPMENT, NET	3,456	538	17	C	4,011

GOODWILL	1,085	388	1,103	D	2,576
TRADENAMES	98	—	94	E	192
EQUITY AND OTHER INVESTMENTS	529	13	—		542
OTHER ASSETS	330	212	287	F	829

TOTAL ASSETS	$13,231	$3,323	$293		$16,847

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$4,697	$867	$(53)	G	$5,511
Unredeemed gift card liabilities	481	10	—		491
Accrued compensation and related expenses	284	219	—		503
Accrued liabilities	1,016	408	1	H	1,425
Accrued income taxes	40	56	—		96
Short-term debt	469	442	415	I	1,326
Current portion of long-term debt	40	—	—		40
Total current liabilities	7,027	2,002	363		9,392

LONG-TERM LIABILITIES	880	26	11	J	917
LONG-TERM DEBT	650		500	K	1,150
MINORITY INTERESTS	40		682	L	722

TOTAL SHAREHOLDERS’ EQUITY	4,634	1,295	(1,263)	M	4,666

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$13,231	$3,323	$293		$16,847

The accompanying Notes are an integral part of the Unaudited Pro Forma
Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
($ in millions, except per share data)

	Best Buy	Best Buy Europe	Pro Forma
Fiscal Quarter Ended	May 31, 2008	June 28, 2008	Adjustments		Combined

Revenue	$8,990	$1,440	$(20)	N	$10,410
Cost of goods sold	6,857	992	(48)	O	7,801
Gross profit	2,133	448	28		2,609
Selling, general and administrative expenses	1,856	495	55	P	2,406
Operating income	277	(47)	(27)		203
Other income (expense)
Investment income and other	21	2	(9)	Q	14
Interest expense	(13)	(6)	(8)	R	(27)

Earnings before income tax expense, minority interest and equity in loss of affiliates	285	(51)	(44)		190
Income tax expense (benefit)	106	(18)	(9)	S	79
Minority interest in losses	1	—	28	T	29
Equity in loss of affiliates	(1)	—	—		(1)

Net earnings	$179	$(33)	$(7)		$139

Earnings per share
Basic	$0.44				$0.34
Diluted	$0.43				$0.33

Weighted-average common shares outstanding (in millions)
Basic	411.4				411.4
Diluted	423.4				423.4

The accompanying Notes are an integral part of the Unaudited Pro Forma
Condensed Combined Financial Information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS
($ in millions, except per share data)

	Best Buy	Best Buy Europe	Pro Forma
Fiscal Year Ended	March 1, 2008	March 29, 2008	Adjustments		Combined

Revenue	$40,023	$6,208	$(195)	N	$46,036
Cost of goods sold	30,477	4,238	(287)	O	34,428
Gross profit	9,546	1,970	92		11,608
Selling, general and administrative expenses	7,385	1,717	225	P	9,327
Operating income	2,161	253	(133)		2,281
Other income (expense)
Investment income and other	129	14	(48)	Q	95
Interest expense	(62)	(48)	(49)	R	(159)

Earnings before income tax expense, minority interest and equity in loss of affiliates	2,228	219	(230)		2,217
Income tax expense	815	44	(58)	S	801
Minority interest in earnings	(3)	—	(33)	T	(36)
Equity in (loss) earnings of affiliates	(3)	2	—		(1)

Net earnings	$1,407	$177	$(205)		$1,379

Earnings per share
Basic	$3.20				$3.14
Diluted	$3.12				$3.06

Weighted-average common shares outstanding (in millions)
Basic	439.9				439.9
Diluted	452.9				452.9

The accompanying Notes are an integral part of the Unaudited Pro Forma
Condensed Combined Financial Information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
($ and £ in millions)

1.             BASIS OF PRESENTATION

The CPW Retail Transaction

On May 7, 2008, Best Buy Co., Inc. (“Best Buy” or the “registrant”) entered into a Sale and Purchase Agreement (the “SPA”) with The Carphone Warehouse Group PLC (“The Carphone Warehouse” or “CPW”).  Under the terms of the SPA, The Carphone Warehouse contributed the net assets of its distribution (retail) business into a newly-formed company registered in England and Wales named Best Buy Europe Distributions Limited, formerly Best Buy International Limited (“Best Buy Europe”), in exchange for all of the ordinary shares of Best Buy Europe.  On June 30, 2008, all conditions to closing under the SPA were met and Best Buy completed the transaction wherein its wholly-owned subsidiary, Best Buy Distributions Limited, acquired 50% of the ordinary shares of Best Buy Europe from CPW for £1,087.5, or approximately $2,167 based on the exchange rate at the close date.  The effective acquisition date for accounting purposes was the close of business on June 28, 2008, the end of CPW’s fiscal first quarter.

The assets and liabilities contributed to Best Buy Europe by CPW included CPW’s distribution (retail) business, consisting of retail stores, related mobile airtime reselling operations and device insurance operations, its fixed line telecommunications businesses in Spain and Switzerland, its facilities management business, under which it bills and manages the customers of network operators in the U.K., its dealer business, under which it acts as a wholesale distributor of handsets and airtime vouchers, and its economic interests in existing commercial arrangements with Best Buy (Best Buy Mobile in the U.S. and the Geek Squad joint venture in the U.K. and Spain).

The premium paid in excess of the fair value of the net assets acquired was primarily for the expected synergies that Best Buy management believes this new venture will generate, which include benefits from joint purchasing, sourcing and merchandising, as well as immediate access to the European market with a management team that is experienced in both retailing and wireless service technologies in this market.  In addition, Best Buy and CPW plan to introduce new offerings in the retail stores contributed to Best Buy Europe by CPW and to launch large-format Best Buy branded stores and Web sites in the European market through Best Buy Europe.

The registrant financed the purchase of 50% of Best Buy Europe ordinary shares with approximately $1,100 of cash on hand, approximately $600 of existing amounts available under its $2,500 revolving credit agreement and net proceeds of approximately $500 from a private offering of debt securities, which closed on June 24, 2008.  In addition to the £1,087.5 paid to CPW, the registrant incurred approximately $29 of transactions costs for an aggregate purchase price of $2,196. The registrant expects to finalize the allocation of the purchase price to the assets and liabilities acquired no later than the registrant’s second quarter of fiscal 2010.

Purchase Price Allocation

The preliminary allocation of the purchase price is subject to change based on finalization of the fair values of the tangible and intangible assets and liabilities acquired. The purchase price of $2,196 was calculated as follows:

Pr Purchase price per the SPA [1]	$2,167
Transaction costs	29
Pr Purchase price allocated to assets and liabilities acquired	$2,196

[1]

The purchase price was determined based upon the exchange rate of U.K. pounds to U.S. dollars in effect on June 30, 2008, the date on which the acquisition closed (£1.00 = $1.992). The actual cash paid by the registrant to CPW was £1,087.5, or $2,135. The $32 difference between the $2,135 cash paid by the registrant to CPW and the $2,167 purchase price per the SPA was the result of exchange rate differences in effect in the period prior to the acquisition close date, which were more favorable than the exchange rate on June 30, 2008. The registrant had exchanged U.S. and Canadian dollars for U.K. pounds for a certain period prior to the acquisition close date.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
($ and £ in millions)

The preliminary allocation of the purchase price of Best Buy Europe assets and liabilities acquired is as follows:

Cash and cash equivalents	$219
Receivables	1,186
Merchandise inventories	543
Other current assets	127
Property, plant and equipment	555
Goodwill	1,491
Tradenames	94
Customer relationships	484
Other assets, net	126
TOTAL ASSETS	$4,825

Accounts payable	(814)
Other current liabilities	(694)
Short-term debt	(299)
Long-term liabilities	(140)
TOTAL LIABILITIES	$(1,947)

Minority interest[1]	(682)
PURCHASE PRICE ALLOCATED TO ASSETS AND LIABILITIES ACQUIRED	$2,196

[1]

The registrant acquired a 50% interest in the net assets of Best Buy Europe and is consolidating the financial results of Best Buy Europe as part of its International segment from the date of acquisition. In accordance with U.S. GAAP, the fair value adjustments were recorded only in respect of the 50% of net assets acquired by the registrant, with the remaining 50% of the net assets of Best Buy Europe being consolidated and recorded at their historical cost basis. The acquisition also resulted in an initial $682 minority interest being reflected in the registrant’s consolidated balance sheet in respect of the 50% owned by The Carphone Warehouse.

2.             PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma condensed combined financial information has been prepared as if the acquisition had been completed on March 4, 2007 (the beginning of the registrant’s fiscal 2008) for statement of earnings purposes and at May 31, 2008 (the end of the first quarter of the registrant’s fiscal 2009) for balance sheet purposes and to reflect adjustments and reclassifications to conform to the registrant’s presentation under U.S. GAAP.  The pro forma adjustments were as follows:

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
($ and £ in millions)

A	Cash and cash equivalents	Description
	$495	Reflects the net proceeds from the registrant’s sale of $500 principal amount of 6.75% notes due July 15, 2013 used to finance the acquisition. The registrant incurred $5 in debt issuance costs.
	558	Reflects the amount drawn under the registrant’s $2,500 revolving credit agreement used to finance the acquisition.
	(2,135)	Reflects the cash consideration (U.S. dollar equivalent) paid by the registrant to The Carphone Warehouse in connection with the acquisition.
	(29)	Reflects the transactions costs associated with the acquisition.
$(1,111)

B	Receivables	Description
	$(53)	Reflects the estimated reclassification of Best Buy Europe vendor support receivables to accounts payable to offset against associated vendor payables to conform to the registrant’s presentation.
	(44)	Reflects the reclassification to other assets of Best Buy Europe’s non-current trade receivables.
$(97)

C	Property and equipment, net	Description
	$17	Reflects the fair value adjustment associated with the tangible fixed assets acquired.

D	Goodwill	Description
	$1,103	Reflects the residual goodwill associated with the acquisition.

E	Tradenames	Description
	$94	Reflects the fair value adjustment associated with tradenames acquired. The registrant has assigned a definite life of 3-5 years to the tradenames.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
($ and £ in millions)

F	Other assets	Description
	$5	Reflects debt issuance costs associated with the registrant’s sale of $500 principal amount of 6.75% notes due July 15, 2013, the proceeds of which were used to finance the acquisition.
	(26)	Reflects the reclassification of Best Buy Europe’s deferred tax liabilities to other assets to net against the registrant’s deferred tax assets.
	(120)	Reflects deferred tax liabilities associated with the fair value adjustments made to the tangible and intangible assets acquired, computed using an effective tax rate (“ETR”) of 26%.

Reflects the fair value associated with customer relationships acquired related to the ongoing, insurance and mobile customer bases of Best Buy Europe. The registrant has assigned useful lives as follows:

	484	Ongoing Insurance Mobile	8 years 3 years 3 years
	(9)	Reflects fair value adjustments associated with net favorable/unfavorable leases acquired. The registrant will amortize the net adjustment over the lives of the related leases.
(91)

Reflects the adjustment to conform Best Buy Europe’s accounting for subscriber acquisition costs (“SAC”) to U.S. GAAP. Under IFRS, Best Buy Europe capitalizes and amortizes SAC over the anticipated life of the customer relationship. Under U.S. GAAP, the registrant will expense SAC as incurred. This adjustment is to write-off the historical SAC capitalized by Best Buy Europe.

	44	Reflects the reclassification to other assets of Best Buy Europe’s non-current trade receivables
$287

G	Accounts payable	Description
	$(53)	Reflects the estimated reclassification of Best Buy Europe’s vendor support receivables to accounts payable to offset against associated vendor payables.

H	Accrued liabilities	Description
	$10	Reflects the deferral of Best Buy Europe’s revenue on insurance arrangement fees to recognize revenue over the life of the contract rather than recognizing a portion up-front.
	(9)	Reflects the write-off of the straight-line rent liability of Best Buy Europe as the balance was not a legal obligation acquired by the registrant.
$1

I	Short-term debt	Description
	$(143)	Reflects the capitalization of intercompany debt between Best Buy Europe and CPW as agreed to in the SPA.
	558	Reflects the amount drawn under the registrant’s $2,500 revolving credit agreement used to finance the acquisition.
$415

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
($ and £ in millions)

J	Long-term liabilities	Description
	$37	Reflects the accrued restructuring costs incurred at the date of acquisition, consisting primarily of store closure costs and agreement termination fees.
	(26)	Reflects the reclassification of Best Buy Europe’s deferred tax liabilities to other assets to net against the registrant’s deferred tax assets.
—

Management has not yet completed its evaluation of the uncertain tax positions of Best Buy Europe to determine the amount of unrecognized tax benefits, if any, that should be recorded as part of the purchase price in accordance with FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes. Management intends to complete its evaluation no later than the second quarter of the registrant’s fiscal 2010.

$11

K	Long-term debt	Description
	$500	Reflects the issuance by the registrant of $500 principal amount of 6.75% notes due July 15, 2013, the proceeds of which were used to finance the acquisition.

L	Minority interest	Description
	$682	Reflects the minority interest in the registrant’s consolidated balance sheet to record the 50% of net assets of Best Buy Europe owned by The Carphone Warehouse.

M	Shareholders’ equity	Description
$32

Reflects the difference between the preliminary purchase price paid to The Carphone Warehouse of $2,167 per the SPA based upon the exchange rate of U.K. pounds to U.S. dollars in effect on June 30, 2008, the date on which the acquisition closed (£1.00 = $1.992) and the actual cash paid of $2,135. The $32 difference was the result of exchange rate differences in effect in the period prior to the acquisition close date, which were more favorable than the exchange rate on June 30, 2008. The registrant had exchanged U.S. and Canadian dollars to U.K. pounds for a certain period prior to the acquisition close date.

	(1,295)	Reflects the elimination of the historical shareholders’ equity of Best Buy Europe.
$(1,263)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
($ and £ in millions)

	Revenue
N	Interim	Annual	Description
	$(11)	$(73)	Reflects the reclassification of Best Buy Europe’s vendor marketing support from revenue that is not specific or identifiable to cost of goods sold in accordance with U.S. GAAP.
	3	(4)	Reflects the adjustment to defer Best Buy Europe’s revenue on insurance arrangement fees to recognize the revenue over the life of the contract rather than recognizing a portion up-front.
	(12)	(118)	Reflects the reclassification of Best Buy Europe’s customer cash discounts/rebates from cost of goods sold to contra-revenue in accordance with U.S. GAAP.
	$(20)	$(195)

	Cost of goods sold
O	Interim	Annual	Description
	$25	$81

Reflects the adjustment to conform Best Buy Europe’s accounting for SAC to U.S. GAAP. Under IFRS, Best Buy Europe capitalizes and amortizes SAC over the anticipated life of the customer relationship. Under U.S. GAAP, the registrant will expense SAC as incurred. This adjustment is to write-off the historical SAC capitalized by Best Buy Europe.

	(50)	(177)	Reflects the reclassification of Best Buy Europe’s marketing expenses from cost of goods sold to selling, general and administrative expenses (“SG&A”) to conform to the registrant’s presentation.
	(11)	(73)	Reflects the reclassification of Best Buy Europe’s vendor marketing support from revenue that is not specific or identifiable to cost of goods sold in accordance with U.S. GAAP.
	(12)	(118)	Reflects the reclassification of Best Buy Europe’s customer cash discounts/rebates from cost of goods sold to contra-revenue in accordance with U.S. GAAP.
	$(48)	$(287)

	SG&A
P	Interim	Annual	Description
	$27	$109

Reflects the amortization of acquired definite-lived intangible assets resulting from the acquisition, including tradenames, customer relationships and net favorable/unfavorable leases. Also reflects adjusted depreciation and amortization based on the adjustments to fair value for certain tangible fixed assets acquired, based on the estimated remaining useful lives of such assets.

	(22)	(61)

Reflects the adjustment to conform Best Buy Europe’s accounting for subscriber SAC to U.S. GAAP. Under IFRS, Best Buy Europe capitalizes and amortizes SAC over the anticipated life of the customer relationship. Under U.S. GAAP, the registrant will expense SAC as incurred. This adjustment is to reverse the SAC amortization expense previously recorded by Best Buy Europe.

	50	177	Reflects the reclassification of Best Buy Europe’s marketing expenses from cost of goods sold to SG&A to conform to the registrant’s presentation.
	$55	$225

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

($and £ in millions)

	Investment income and other
Q	Interim	Annual	Description
	$(9)	$(48)	Reflects the decrease in interest income on existing cash on-hand used to finance the acquisition based on the average interest rate for the registrant’s invested cash and cash equivalents.

	Interest expense
R	Interim	Annual	Description
			Reflects the increase in interest expense on the following borrowings which were used to finance the acquisition:
			•	Interest expense on the $500 principal amount of 6.75% notes due July 15, 2013;
			•

Interest expense on the $558 drawn under the registrant’s $2,500 revolving credit agreement. Management assumed an average interest rate of 5.21% with the amount drawn to be repaid within six months; and

	$(8)	$(49)	•	Amortization of debt issuance costs related to the $500 notes.

	Income tax expense
S	Interim	Annual	Description
	$(9)	$(58)

Reflects income tax expense using a 37% ETR for pro forma adjustments impacting the registrant and a 26% ETR for pro forma adjustments impacting Best Buy Europe. Also reflects income tax expense on the historic net earnings of Best Buy Europe for the three months ended June 28, 2008, and the year ended March 29, 2008, at a 26% ETR to reflect the estimated rate of taxation had the acquisition occurred on March 1, 2007, and the financial results consolidated from that date.  Accordingly, the ETR for the combined entities for the 13 weeks ended June 28, 2008 and the 52 weeks ended March 29, 2008, is 41.9% and 36.2%, respectively.

	Minority interest
T	Interim	Annual	Description
	$28	$(33)

Reflects the minority interest in losses (earnings) of Best Buy Europe as the registrant and The Carphone Warehouse each hold a 50% interest in Best Buy Europe.  The minority interest was derived as follows:

				Interim	Annual
			Historic net earnings (loss)	$(33)	$177
			Pro forma adjustments [1]	(23)	(111)
			Pro forma net earnings (loss)	(56)	66
			Minority interest in losses (earnings)	$28	$(33)

[1] Includes pro forma adjustments described above that impact Best Buy Europe only.